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                                                                  Exhibit 3.5(b)

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             MAY 12 2003
                                                        Corporations Section

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                             ALLIANCE CONCRETE, INC.

                  (Changing Its Name to Alliance Haulers, Inc.)

                             Dated as of May 8, 2003

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I.

     The name of the corporation is Alliance Concrete, Inc.

                                   ARTICLE II.

     The following amendment to the corporation's Articles of Incorporation was adopted by the shareholders of the corporation on May 8, 2003.

     ARTICLE ONE of the Articles of Incorporation is amended and restated to read as follows:

                                  "ARTICLE ONE

                                      Name

     The name of the Corporation is Alliance Haulers, Inc."

                                  ARTICLE III.

     The number of shares of the corporation outstanding at the time of such adoption was 1,000 shares of Common Stock and no shares of Preferred Stock. The number of shares entitled to vote thereon was 1,000.

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                                   ARTICLE IV

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment pursuant to
Article 9.10, and any written notice required by Article 9.10 has been given.

                                        ALLIANCE CONCRETE, INC.


                                        By: /s/ Bill C. Mabry
                                            ------------------------------------
                                            Bill C. Mabry, President


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